UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On January 3, 2011, The Clorox Company (the “Company”) issued a press release (the “Release”) announcing, among other things, preliminary financial information for its fiscal second quarter ended December 31, 2010. A copy of the Release is attached hereto as Exhibit 99.1. The information in the Release under the captions “Preliminary Second Quarter Financial Information” and “Second Quarter 2011 Diluted EPS Range” is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.06 Material Impairments

The Release also announced that the Company will record in its fiscal second quarter an after-tax, noncash goodwill impairment charge of $250 million to $255 million, or about $1.78 to $1.82 diluted earnings per share, related to its Burt’s Bees business. As previously disclosed, the Company had conducted its most recent annual goodwill impairment analysis as of April 1, 2010. At that time, it had concluded that the fair value of the Burt’s Bees reporting unit was in excess of its carrying book value by approximately 5%. Since then, the Company has continued to monitor events, circumstances and changes in the Burt’s Bees business to determine whether any such developments implied a reduction in its estimated fair value.

While Burt’s Bees’ operating results through the first quarter of fiscal 2011 continued to meet original projections, in the second quarter of fiscal 2011, management identified challenges in increasing sales in new international markets in accordance with projections, particularly in the European Union and Asia. Additionally, in the second quarter of fiscal 2011, management initiated its process for updating the three year long-range plan for the Burt’s Bees business. In addition to the slower than projected growth of international sales and challenges in the timing of certain international expansion plans, the domestic natural personal care category had not recovered in accordance with management’s projections. Following the comprehensive reevaluation, management concluded on December 29, 2010 to recognize the impairment charge in the fiscal second quarter ended December 31, 2010.

The impairment charge is a result of changes in the assumptions used to determine the fair value of the Burt’s Bees reporting unit based on slower than forecasted category growth as well as recent challenges in international expansion plans, which have adversely affected the assumptions for international growth and the estimates of expenses necessary to achieve that growth. The revised assumptions have reduced the estimated present value of future cash flows of Burt’s Bees, resulting in the need for the impairment charge. In addition, the revised assumptions reflect somewhat higher cost levels than previously projected. The Company may need to make future changes in its assumptions relating to the value of Burt’s Bees, which may result in additional impairment charges if the Company’s sales growth and margin expansion expectations are not realized or macroeconomic factors such as economic and category growth rates, commodity prices and foreign currency rates change in unexpected ways. The Company expects that the impairment charge will not result in future cash expenditures.

Item 7.01 Regulation FD Disclosure

The Release attached hereto as Exhibit 99.1 also discusses, among other things, the Company’s updated 2011 fiscal-year sales range, updated plans for share repurchases and information about the after-tax gain on the sale of the Company’s global auto care businesses. The Release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press Release dated January 3, 2011

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: January 3, 2011	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated January 3, 2011